Exhibit 99.477

Assessment of Auto-Beep Implementation Options Confidential - for viewing by CalPX

Options Option 1: Use the ISO's ANTELOP product for both PX and participants. Option 2: Use the ISO's ANTELOP product for PX-ISO interfaces only and develop PX's interfaces between PX and participants.

Option 1 Features Dispatch instructions can be sent to Participants directly (PX receives information only). Each additional connection will incur connections cost $3750 ( Phase 1) plus phase II and III costs. For generators choosing not to have connections, PX will act on their behave. No local database is provided. All log notifications data reside in the ISO database. PX will rely on ISO's database for dispute resolutions.

Option 2 Features Dispatch instructions will go to PX and PX relays them to Participants PX logs notifications using local database. PX has direct control on real-time dispatch. PX will be able to compare PX's log with ISO's database for dispute resolutions. The PX relay will introduce a delay about 2 to 5 seconds. All PX participants can connect to PX with minimum or no charges. All interested participants can connect to the PX.

Cost Assessment

Business Assessment